UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2013

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-31313 (Commission File Number)	88-0409160 (IRS Employer Identification No.)

3240 South Central Avenue, Cicero, Illinois 60804

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 780-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 12, 2013, the board of directors of Broadwind Energy, Inc. (“Broadwind”) adopted a Section 382 stockholders rights plan and declared a dividend distribution of one right for each outstanding share of our common stock to stockholders of record at the close of business on February 22, 2013.  Each right entitles its holder, under the circumstances described below, to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock at an exercise price of $14.00 per right, subject to adjustment.  Broadwind intends to submit the rights plan for the approval of its stockholders at the 2013 Annual Meeting of Stockholders. The description and terms of the rights are set forth in a Section 382 Rights Agreement between us and Wells Fargo Bank, N.A., as rights agent.

The board of directors adopted the rights plan in an effort to protect shareholder value by attempting to protect against a possible limitation on Broadwind’s ability to use its net operating loss carryforwards (the “NOLs”) and certain other tax benefits to reduce potential future U.S. federal income tax obligations.  If Broadwind experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated by the United States Department of the Treasury thereunder (the “Treasury Regulations”), its ability to fully utilize the NOLs and certain other tax benefits on an annual basis will be substantially limited, and the timing of the usage of the NOLs and such other benefits could be substantially delayed, which could therefore significantly impair the value of those benefits.

The rights plan is intended to act as a deterrent to any person or group, together with its affiliates and associates, being or becoming the beneficial owner of 4.9% or more of common stock (any such person or group is referred to as an “acquiring person”).  A person shall be deemed to be a “beneficial owner” of, and shall be deemed to “beneficially own,” any securities that such person is deemed to constructively own under Section 382 of the Code and the Treasury Regulations thereunder (including pursuant to the “option” rules of Treasury Regulation Section 1.382-4), that such person would be deemed to own together with any other persons as a single “entity” under Treasury Regulations Section 1.382-3(a)(1), or that otherwise would be aggregated with securities owned by such person pursuant to Section 382 of the Code and the Treasury Regulations thereunder.  The term “acquiring person” does not include:

•        Broadwind;

•        any subsidiary of Broadwind;

•        any employee benefit plan of Broadwind or of any subsidiary of Broadwind;

•                         any person organized, appointed or established by Broadwind for or pursuant to the terms of any such plan;

•        any grandfathered person (as defined below);

•        any exempted person (as defined below);

•                         any person or group who becomes the beneficial owner of 4.9% or more of the outstanding common stock as a result of an “exempted transaction”; or

•                         any person whom or which the board of directors in good faith determines has inadvertently acquired beneficial ownership of 4.9% or more of outstanding common stock, so long as such person promptly enters into, and delivers to Broadwind, an irrevocable commitment to divest as promptly as practicable, and thereafter divests as promptly as practicable a sufficient number of shares of common stock so that such person would no longer be a beneficial owner of 4.9% or more of outstanding common stock.

A stockholder who together with its affiliates and associates beneficially owned 4.9% or more of common stock as of February 12, 2013 is deemed not to be an “acquiring person,” so long as such stockholder does not acquire any additional shares of common stock without the prior written approval of Broadwind, other than pursuant to or as a result of (a) a reduction in the amount of common stock outstanding; (b) any unilateral grant of any common stock by Broadwind or (c) any issuance of common stock by Broadwind or any share dividend, share split or similar transaction effected by Broadwind in which all holders of common stock are treated equally.  Such a stockholder is a “grandfathered person” for purposes of the rights plan.

The board of directors of Broadwind may, in its sole discretion, exempt any person or group who would otherwise be an acquiring person from being deemed an acquiring person for purposes of the rights plan if it determines at any time prior to the time at which the rights are no longer redeemable that the beneficial ownership of such person would not jeopardize, endanger or limit (in timing or amount) the availability of Broadwind’s NOLs and other tax benefits.  Any such person or group is an “exempted person” under the rights plan.  The board of directors, in its sole discretion, may subsequently make a contrary determination and such person would then become an acquiring person.

An “exempted transaction” is a transaction that the board of directors determines is an exempted transaction and, unlike the determination of an exempted person, such determination is irrevocable.

Initially, the rights are associated with our common stock and evidenced by common stock certificates or, in the case of uncertificated shares of common stock, the book-entry records evidencing the common stock, and are transferable with and only with the underlying shares of common stock.  Subject to certain exceptions, the rights become exercisable and trade separately from the common stock only upon the “distribution date,” which occurs upon the earlier of:

•                         ten days following a public announcement (such date, the “stock acquisition date”) that a person or group of affiliated or associated persons at any time after the close of business on February 12, 2013 (the “measurement date”) has acquired, or obtained the right to acquire, beneficial ownership of 4.9% or more of our outstanding shares of common stock (any such person or group of affiliated or associated persons being referred to herein as an “acquiring person”) (unless, prior to the expiration of Broadwind’s right to redeem the rights, such person or group is determined by the board of directors to be an “exempted person,” in which case the stock acquisition date will be deemed not to have occurred); or

•                         ten business days (or later date if determined by our board of directors prior to such time as any person or group becomes an acquiring person) following the commencement of a tender offer or exchange offer which, if consummated, would result in a person or group becoming an acquiring person.

In addition, if Broadwind’s board of directors determines in good faith that a person became an acquiring person inadvertently and such person divests as promptly as practicable a sufficient number of shares of common stock so that such person would no longer be an acquiring person, then such person will not be deemed to be an acquiring person.

Until the distribution date, the surrender for transfer of any shares of common stock outstanding will also constitute the transfer of the rights associated with those shares.

As soon as practicable after the distribution date, separate certificates or book-entry statements will be mailed to holders of record of our common stock as of the close of business on the distribution date.  From and after the distribution date, the separate rights certificates or book-entry records alone will represent the rights.  Except as otherwise provided in the Section 382 Rights Agreement, only shares of common stock issued prior to the distribution date will be issued with rights.

The rights are not exercisable until the distribution date and, unless earlier redeemed or exchanged by us as described below, will expire upon the earliest of:

•        the close of business on February 22, 2016;

•        the time at which the rights are redeemed;

•        the time at which the rights are exchanged;

•                         the close of business on the effective date of the repeal of Section 382 of the Code or any successor statute if the board of directors of Broadwind determines that the rights plan is no longer necessary or desirable for the preservation of certain tax benefits;

•                         the close of business on the first day of a taxable year of Broadwind to which the board of directors of Broadwind determines that certain tax benefits may not be carried forward; and

•                         the close of business on the first business day following the date on which the Inspector of Election for Broadwind’s 2013 Annual Meeting of Stockholders certifies that the vote on the Section 382 Rights Agreement at such meeting reflects that stockholder approval has not been received.

In the event that a person or group becomes an acquiring person (a “flip-in event”), each holder of a right (other than any acquiring person and certain related parties, whose rights automatically become null and void) will have the right to receive, upon exercise, common stock having a value equal to two times the exercise price of the right.  If an insufficient number of shares of common stock is available for issuance, then our board of directors would be required to substitute cash, property or other securities of Broadwind for the common stock.  The rights may not be exercised following a flip-in event while Broadwind has the ability to cause the rights to be redeemed, as described later in this summary.

For example, at an exercise price of $14.00 per right, each right not owned by an acquiring person (or by certain related parties) following a flip-in event would entitle its holder to purchase $28.00 worth of common stock (or other consideration, as noted above) for $14.00.  Assuming that the common stock had a per share value of $3.50 at that time, the holder of each valid right would be entitled to purchase eight shares of common stock for $14.00.

The exercise price payable, and the number of shares of preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution:

•                         in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock;

•                         if holders of the preferred stock are granted certain rights, options or warrants to subscribe for preferred stock or convertible securities at less than the current market price of the preferred stock; or

•                         upon the distribution to holders of the preferred stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least 1% of the exercise price.  No fractional shares of preferred stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the preferred stock on the last trading day prior to the date of exercise.

In general, Broadwind may redeem the rights in whole, but not in part, at a price of $0.001 per right (subject to adjustment and payable in cash, common stock or other consideration deemed appropriate by our board of directors) at any time until ten days following the stock acquisition date.  Immediately upon the action of the board of directors authorizing any redemption, the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

At any time after there is an acquiring person and prior to the acquisition by the acquiring person of 50% or more of the outstanding shares of our common stock, we may exchange the rights (other than rights owned by the acquiring person which will have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-thousandth of a share of preferred stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), per right (subject to adjustment).

Until a right is exercised, its holder will have no rights as a stockholder of Broadwind, including the right to vote or to receive dividends.  While the distribution of the rights will not result in the recognition of taxable income by us or our stockholders, stockholders may, depending upon the circumstances, recognize taxable income after a triggering event.

Broadwind and the rights agent may from time to time amend or supplement the Section 382 Rights Agreement without the consent of the holders of the rights.  After the stock acquisition date, however, no amendment can materially adversely affect the interests of the holders of the rights (other than the acquiring person or any affiliate or associate thereof).

The foregoing description of the rights does not purport to be complete and is qualified in its entirety by reference to the Section 382 Rights Agreement and exhibits thereto, which have been filed as exhibits to Broadwind’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 13, 2013 and are incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K are incorporated into this Item 3.03 by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Section 382 stockholders rights plan described in Item 1.01 of this Current Report, the board of directors approved a Certificate of Designation of Series A Junior Participating Preferred Stock, which designates the rights, preferences and privileges of 30,000 shares of a series of Broadwind’s preferred stock, par value $0.001 per share, designated as Series A Junior Participating Preferred Stock.  The Certificate of Designation was filed with the Delaware Secretary of State and became effective on February 13, 2013.  A copy of the Certificate of Designation has been filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.  The additional information set forth under Item 1.01. of this Current Report is also incorporated into this Item 5.03 by reference.

Item 8.01.	Other Events.

On February 13, 2013, Broadwind filed a press release announcing the adoption of the Section 382 stockholders rights plan.  A copy of that press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

3.1

Certificate of Designation of the Series A Junior Participating Preferred Stock of Broadwind Energy, Inc., dated February 13, 2013. (Incorporated by reference to Exhibit 2 of Broadwind’s Registration Statement on Form 8-A, filed on February 13, 2013).

4.1

Section 382 Rights Agreement, dated as of February 12, 2013, between Broadwind Energy, Inc. and Wells Fargo Bank, National Association, as rights agent, which includes the Form of Rights Certificate as Exhibit B thereto (Incorporated by reference to Exhibit 1 of Broadwind’s Registration Statement on Form 8-A, filed on February 13, 2013).

99.1	Press Release dated February 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BROADWIND ENERGY, INC.

Date: February 13, 2013	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No.
3.1

Certificate of Designation of the Series A Junior Participating Preferred Stock of Broadwind Energy, Inc., dated February 13, 2013. (Incorporated by reference to Exhibit 2 of Broadwind’s Registration Statement on Form 8-A, filed on February 13, 2013).

4.1

Section 382 Rights Agreement, dated as of February 12, 2013, between Broadwind Energy, Inc. and Wells Fargo Bank, National Association, as rights agent, which includes the Form of Rights Certificate as Exhibit B thereto (Incorporated by reference to Exhibit 1 of Broadwind’s Registration Statement on Form 8-A, filed on February 13, 2013).

99.1	Press Release dated February 13, 2013.